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                                                                    EXHIBIT 11.1


                                 COMPURAD, INC.
                SCHEDULE REGARDING COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


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
                                                                  THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                        JUNE 30                                JUNE 30
                                                            --------------------------------------------------------------------
                                                                1997               1996               1997               1996
                                                            --------------------------------------------------------------------
Net loss                                                    $   653,366        $   134,125        $   786,886        $   360,906
                                                            ====================================================================

Weighted average common shares
   outstanding                                                3,860,075          2,391,320          3,858,980          2,251,650

Less:  stock issued within one year of initial filing                --           (417,930)                --           (283,177)

Common stock equivalents pursuant to
   SAB No. 83: Stock and options issued
   within one year of initial filing                                 --            636,933                               636,933

Common stock equivalents-dilutive options                            --                 --                 --                 --

Weighted average common shares and
   common share equivalents outstanding
   during the period
                                                            --------------------------------------------------------------------
                                                              3,860,075          2,610,323          3,858,980          2,605,406
                                                            ====================================================================

Net loss per common share                                   $     (0.17)       $     (0.05)       $     (0.20)       $     (0.14)
                                                            ====================================================================
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